Exhibit 5.1

Anadarko Petroleum Corporation

1201 Lake Robbins Drive

The Woodlands, Texas 77380

June 3, 2015

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed originally on November 8, 2013 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and as amended on June 3, 2015, relating to the offer and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (“Securities”) consisting of (a) shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), (b) shares of the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”), (c) the Company’s debt securities, in one or more series (“Debt Securities”), (d) the Company’s depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”), (e) contracts for the purchase and sale of debt or equity securities of the Company or third parties or a combination thereof (“Purchase Contracts”) and (f) Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Purchase Contracts, equity securities of a third party or a combination thereof ( “Units”), each on the terms and conditions to be determined at the time of each offering.

We have examined originals or certified copies of (i) the Registration Statement, (ii) the Prospectus, (iii) the Company’s Restated Certificate of Incorporation, dated May 21, 2009, (iv) the Company’s By-Laws, as amended and restated as of May 15, 2012, (v) the Indenture dated as of September 19, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly, The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), the form and terms of any series of Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture delivered pursuant to and supplementing such Indenture (the Indenture in (vi) as so supplemented referred to herein as (the “Indenture”) and (vii) such corporate records of the Company, including the records of corporate proceedings relating to

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the filing of the Registration Statement and any amendments thereto, and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to Securities constituting Common Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, either (a) in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, (b) if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, the Indenture or certificate of designations therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exchange or conversion of any Securities constituting Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock), will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, (ii) the Board of Directors of the Company or duly authorized committee thereof (the “Company Board”) has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, either (a) in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, (b) if such Preferred Stock is

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issuable upon exchange or conversion of Securities constituting Debt Securities, the Indenture therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Preferred Stock), will have been duly authorized and validly issued and will be fully paid and non-assessable.

3. With respect to Securities constituting Debt Securities, when (i) the Company has taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the Indenture and any supplemental indenture thereto or officers’ certificate delivered pursuant thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the terms of such Debt Securities having been set forth in such Indenture or such a supplemental indenture or officers’ certificate, (iii) the Trustee under the Indenture is eligible and has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and the applicable resolution of the Company Board or supplemental indenture or officers’ certificate relating to such Debt Securities and either (a) the applicable definitive purchase, underwriting or similar agreement or, (b) if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities (including any Debt Securities duly issued upon exchange or conversion of Securities constituting any Preferred Stock that are exchangeable for or convertible into Debt Securities) will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

4. With respect to Securities constituting Depositary Shares, when (i) the Company has taken all necessary action to approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above has been taken and such Preferred Stock has been duly deposited with the Depositary (defined below) under the applicable Depositary Agreement (defined below), and (iii) such Depositary Shares have been issued and delivered, with Depositary Receipts (defined below) representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Depositary Shares will have been duly authorized and validly issued.

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5. With respect to Securities constituting Purchase Contracts, when (i) one or more purchase contract agreements (each, a “Purchase Contract Agreement”), as may be entered into between the Company and the purchase contract agent named therein (the “Purchase Contract Agent”), is entered into in connection with the issuance of any Purchase Contracts and has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; (ii) the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and (iii) such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to Securities constituting Units, when (i) one or more unit agreements (a “Unit Agreement”), as may be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units, is entered into in connection with the issuance of any Units and has been duly authorized, executed and delivered by the Unit Agent and the Company; (ii) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and (iii) such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the Trustee will have been eligible and qualified, and the Indenture will have been qualified, under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (defined below) and pursuant to and in the manner stated in the Registration Statement and the

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applicable Prospectus Supplement; (iv) unless such Securities constitute, or a component thereof constitutes, (a) Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, or (b) Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of such Securities, the Company (a) will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) will have the necessary corporate power and due authorization; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company or any applicable Law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and, if such Securities constitute, or a component thereof constitutes, Debt Securities, in conformity with the Indenture and the applicable resolution of the Company Board, supplemental indenture or officers’ certificate relating to such Debt Securities; (vii) if such Securities constitute, or a component thereof constitutes, Common Stock, Preferred Stock or Depositary Shares in respect of underlying Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance, (b) the consideration for the issuance and sale of such Common Stock, Preferred Stock or Depositary Shares established by the Company Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if (A) such Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor, or (B) such Common Stock or Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the Indenture therefor) will not be less than the par value of such Common Stock or Preferred Stock or the Preferred Stock underlying such Depositary Shares, as applicable, and (c) any certificates representing such Common Stock or Preferred Stock will satisfy any requirements of applicable Law; (viii) if (a) such Securities constitute, or a component thereof constitutes, Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken, or (b) such Securities constitute, or a component thereof constitutes, Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in paragraph 3 above will have been taken; (ix) if (a) such Securities constitute, or a component thereof constitutes (or constitute Depositary Shares in respect of underlying),

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Preferred Stock that is exchangeable for or convertible into Securities constituting Common Stock or Debt Securities, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock or Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and, in the case of Common Stock, to reserve such Common Stock for issuance upon such exchange or conversion, or (b) such Securities constitute, or a component thereof constitutes, Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the preparation and filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion; (x) if such Securities constitute, or a component thereof constitutes (or constitute Preferred Stock exchangeable or convertible into), Debt Securities, the officers’ certificate or supplemental indenture to the Indenture establishing any terms of such Debt Securities different from those in the Indenture shall not include any provision that is unenforceable against the Company; (xi) if such Securities constitute, or a component thereof constitutes, Depositary Shares, a depositary agreement (the “Depositary Agreement” and, with any Indenture, each, an “Instrument”) relating to such Depositary Shares and the related depositary receipts evidencing such Depositary Shares (“Depositary Receipts”) and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (the “Depositary”); and (xii) if such Securities constitute, or a component thereof constitutes, Debt Securities or Depositary Shares, the applicable Instrument and, if such Securities constitute Preferred Stock exchangeable or convertible into Debt Securities, the Indenture related to such Debt Securities, in each case, will (a) contain a provision selecting the Laws of the State of New York as the governing law for such Instrument and Securities issued pursuant thereto and (b) constitute the valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms.

B. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States, (ii) the General Corporation Law of the State of Delaware and (iii) the State of New York.

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C. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

D. With respect to our opinions expressed above, as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted to U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Vinson & Elkins L.L.P.